Exhibit 3.4

BYLAWS OF

IOWA TELECOM COMMUNICATIONS, INC.

ARTICLE I

OFFICES

The principal office of the corporation in the state of Iowa shall be located in the city of Newton, County of Jasper. The corporation may have such other offices, within or without the state of Iowa, as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation, subject to change from time to time by resolution of the Board of Directors and filing of statement of said change as required by the Iowa Business Corporation Act.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in the first calendar quarter of each year, beginning with 2002. At each annual meeting the election of the directors shall take place and any other business shall be transacted as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause their election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place for any annual meeting or for any special meeting called by the Chairman of the Board of Directors. A waiver of notice signed by all shareholders may also designate any place, either within or without the state of Iowa as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the State of Iowa.

Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than three nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of a corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 7. Quorum of Shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act or the Articles of Incorporation, or the Bylaws.

Section 8. Proxies. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Subject to the provisions of Section 10 of this Article, each outstanding share of stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders. Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by any administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Informal Action by Shareholders. Any action required by the Iowa Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 12. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

Section 13. Inspectors or Judges. The Board of Directors, in its discretion, in advance of any meeting of shareholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the Chairman of such meeting shall appoint the inspectors or judges, or such substitute or substitutes therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take charge of the proxies and ballots, decide all questions relating to the qualification of voters, and the validity of proxies, and the acceptance or rejection of votes. An inspector or judge need not be a shareholder of the corporation, and any officer of the corporation may be an inspector or judge on any question other than a vote for or against a proposal in which he shall have a material interest.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number and Election of Directors. The number of directors shall be six, and said directors shall be the directors of Iowa Telecommunications Services, Inc. The Board of Directors may increase or decrease the number of directors by amendment to these Bylaws. Any increase in the size of the Board of Directors shall create a vacancy which may be filled immediately by the existing directors without a vote of the shareholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, and each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed and postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except to the extent otherwise provided in the Articles of Incorporation or these Bylaws.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if any.

Section 9. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors or other persons for services to the corporation as directors, officers, or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. Informal Action by Directors. Any action required by the Iowa Business Corporation Act, to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors or a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or all of the members of the committee of directors, as the case may be.

Section 12. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Removal of Directors. Any or all directors may be removed, with or without cause, at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares entitled to vote at an election of directors; and the vacancy on the Board of Directors caused by any such removal may be filled by the shareholders at such meeting or otherwise as provided in Section 8 of this Article.

Section 14. Conference Telephone Meetings. Subject to other applicable provisions of this Article, and to Article X, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors, may be taken by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 15. Executive Committee. The Board of Directors may, by resolution, create an Executive Committee and one or more other committees from among its members, each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 1. Number and Qualification. The officers of the corporation shall consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, a Chief Executive Officer, a Secretary, and a Treasurer, and such Assistant Treasurers, Assistant Secretaries, or other officers, if any, as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation, subject to the general powers of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, or in the event of his inability or refusal to act, the Vice Chairman of shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the Board of Directors.

Section 7. The President, a Chief Executive Officer and Vice Presidents. The Board of Directors shall have the authority to elect a President, a Chief Executive Officer and such Vice Presidents as the Board of Directors shall deem necessary or beneficial to attainment of the purposes of the corporation. The President and Chief Executive Officer and each Vice President shall perform such duties and functions as the Board may prescribe from time to time.

Section 8. The Secretary. The Secretary shall keep the minutes of the shareholders meetings and of the Board of Directors meetings in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records of the corporation; keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; sign, with the Chairman of the Board of Directors, or the Vice Chairman of the Board of Directors, certificates for shares of the corporation the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the Board of Directors.

Section 9. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation; and deposit all such moneys in the name of the corporation in banks trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the Board of Directors.

Section 10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Any Assistant Secretaries, as thereunto authorized by the Board of Directors may sign with the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board of Directors or the Board of Directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Subject to the provisions of Section 490.625 of the Iowa Code, certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors and the Secretary or an Assistant Secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Subject to the rights conferred by the Code of Iowa, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority of transfer, or by his attorney thereto authorized by power of attorney, duly executed and filed with the Secretary of the corporation, and only on surrender for cancellation of the certificate for such shares. Except as otherwise provided, the person in whose name the shares stand on the books of the corporation shall be deemed to be the owner thereof for all purposes as regards the corporation.

Section 3. Restriction on Transfer of Shares. Any shareholder which accepts a bona fide offer for the sale and transfer of its share or shares of stock in the corporation to a third party shall first offer said share or shares to the corporation, which shall have the right of first refusal to purchase said share or shares for their par value, plus any accrued unpaid dividends. The selling shareholder shall notify the Secretary of the corporation in writing of its offer and desire to transfer its share or shares, and the corporation shall have fifteen (15) days in which to exercise its right of first refusal. In the event the corporation does not exercise its right of first refusal in the manner described herein, the selling shareholder may transfer its share or shares in accord with the terms of the bona fide third party offer.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be on a calendar year basis beginning on the first day of January in each year and shall end on the last day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may, from time to time, declare and pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act, and the Articles of Incorporation.

ARTICLE IX

SEAL

The corporation shall not initially have a corporate seal.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation, under the provisions of the Iowa Business Corporation Act or under the provisions of Articles of Incorporation or Bylaws of the corporation, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the corporation at which a quorum is present, by a majority vote of the directors present at the meeting.

ARTICLE XII

VOTING STOCK IN OTHER CORPORATIONS

In the absence of a resolution of the Board of Directors to the contrary, the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors of this corporation is authorized and empowered to act for and on behalf of the corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations which is owned by the corporation, all without further authority than as herein contained. The Board of Directors may in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation in which this corporation may own or hold shares of stock.

ARTICLE XIII

INDEMNIFICATION

Any person who is or was an officer, director, employee or agent of this corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification by this corporation to the extent the same is permitted or required pursuant to the provisions of the Iowa Business Corporation Act.

ARTICLE XIV

TIE VOTES

When, as heretofore provided, an affirmative vote of a majority of directors is required, and where there is a tie vote and no such affirmative vote can be obtained; the matter shall be submitted to the shareholders. An affirmative vote by the holders of a majority of the issued and outstanding shares of stock shall be decisive and determinative as to all such matters.